UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

There were three (3) matters submitted to a vote of securities holders at the 2014 Annual Meeting of Shareholders of Patriot National Bancorp, Inc. (“Patriot”), which was held on December 23, 2014. Following are the three (3) proposals:

(1) To elect six (6) directors to serve until Patriot’s Annual Meeting of Shareholders to be held in 2015 and until their successors are elected.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Michael A. Carrazza	33,671,500	0	0
Kenneth T. Neilson	33,671,500	0	0
Edward N. Constantino	33,671,500	0	0
Raymond B. Smyth	33,671,500	0	0
Emile Van den Bol	33,671,500	0	0
Michael J. Weinbaum	33,671,500	0	0

(2) To ratify the appointment of KPMG LLP to serve as the independent registered public accounting firm for Patriot for the 2014 fiscal year.

The results of the voting were as follows:

VOTES FOR	33,671,500
VOTES AGAINST	0
ABSTAINED	0
BROKER NON-VOTES	0

(3) To approve an amendment to the Patriot National Bancorp, Inc. Certificate of Incorporation to reflect a reverse stock split of the outstanding shares of Patriot’s common stock at a ratio of one-for-ten (1:10).

The results of the voting were as follows:

VOTES FOR	33,671,500
VOTES AGAINST	0
ABSTAINED	0
BROKER NON-VOTES	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: December 29, 2014	By:	/s/ Kenneth T. Neilson
Kenneth T. Neilson
President and Chief Executive Officer